Exhibit 3.6

State of Delaware Secretary of State Division of Corporations Delivered 09:09 PM 07/28/2010 FILED 09:02 PM 07/28/2010 SRV 100782102 – 4853875 FILE

CERTIFICATE OF INCORPORATION

OF

TPH NO. 1, INC.

FIRST

The name of the corporation is TPH No. 1, Inc. (the “Corporation”).

SECOND

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ten thousand shares, all of which shall be designated “Common Stock,” having a par value of $0.00001 per share.

The holders of shares of Common Stock issued and outstanding shall be entitled to one (1) vote per share with respect to all matters brought before the stockholders of the Corporation and all matters on which they are entitled to vote pursuant to the Delaware General Corporation Law.

FIFTH

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the bylaws of the Corporation.

SIXTH

The name and mailing address of the sole incorporator is Douglas F. Bauer, 20201 SW Birch Street, Suite 100, Newport Beach, California 92660.

SEVENTH

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

EIGHTH

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person’s testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation.

TENTH

The Corporation shall not be governed by the business combination statute set forth in Section 203 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.

ELEVENTH

The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

I, the undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein are true, and accordingly have executed this 27 day of July, 2010.

/s/ DOUGLAS F. BAUER
DOUGLAS F. BAUER, Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 06:47 PM 07/29/2010 FILED 06:39 PM 07/29/2010 SRV 100786405 – 4853875 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TPH NO. 1, INC.

TPH No. 1, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: By unanimous written consent, the Board of Directors duly adopted resolutions approving this amendment to the Certificate of Incorporation of the Corporation, including the resolution set forth below:

“NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by changing the Article thereof numbered ‘First’ so that, as amended, said Article shall be and read as follows:

‘FIRST

The name of the corporation is TPH Investments, Inc. (the ‘Corporation’).’”

SECOND: That, thereafter, the proposed amendment was duly adopted in accordance with the provisions of Section 242, and has been consented to by unanimous written consent of the stockholders, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Douglas F. Bauer, its Chief Executive Officer, this 29th day of July 2010.

/s/ Douglas F. Bauer
Douglas F. Bauer Chairman and Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 10:29 PM 09/27/2010 FILED 10:05 PM 09/27/2010 SRV 100945989 – 4853875 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

TPH INVESTMENTS, INC.

(FORMERLY KNOWN AS TPH NO. 1, INC.)

TPH Investments, Inc. (formerly known as TPH No. 1, Inc.), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: By unanimous written consent, the Board of Directors duly adopted resolutions approving this amendment to the Certificate of Incorporation of the Corporation, including the resolution set forth below:

“NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by changing the Article thereof numbered ‘First’ so that, as amended, said Article shall be and read as follows:

‘FIRST

The name of the corporation is TRI Pointe Communities, Inc. (the ‘Corporation’).’”

SECOND: That, thereafter, the proposed amendment was duly adopted in accordance with the provisions of Section 242, and has been consented to by unanimous written consent of the stockholders, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Douglas F. Bauer, its Chief Executive Officer, this 27th day of September, 2010.

/s/ Douglas F. Bauer
Douglas F. Bauer
Chief Executive Officer

State of Delaware Secretary of State Division of Corporations Delivered 10:09 AM 05/07/2014 FILED 09:19 AM 05/07/2014 SRV 140577317 – 4853875 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is TRI POINTE COMMUNITIES, INC..

2. The Registered Office of the corporation in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, DE, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Dona Priebe
Authorized Officer

Name:	Dona Priebe, Vice President
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